EXHIBIT 23.3





                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
General Communication, Inc.:


We consent to incorporation by reference of our report dated February 26, 2003, on the consolidated financial statements and schedule of General Communication, Inc. and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 which appear in the December 31, 2002 annual report on Form 10-K of General Communication, Inc. and our report dated May 31, 2002 with respect to the statements of net assets available for plan benefits of General Communication, Inc. Qualified Employee Stock Purchase Plan as of December 31, 2001 and 2000 and the related statements of changes in net assets available for plan benefits for the years then ended and all related financial statement schedules, which report appears in the December 31, 2001 annual report on Form 11-K of General Communication, Inc. Qualified Employee Stock Purchase Plan.


                                          /s/
                                          KPMG LLP




Anchorage, Alaska
June 23, 2003